News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA  91201-2349
www.psbusinessparks.com

                                        For Release: Immediately
                                        Date:        January 10, 2006
                                        Contact:     Mr. Edward A. Stokx
                                                     (818) 244-8080, Ext. 649

PS BUSINESS PARKS, INC. TO RELEASE FOURTH QUARTER 2005 EARNINGS AND HOST QUARTERLY CONFERENCE CALL

GLENDALE, California - PS Business Parks, Inc. (AMEX:PSB) announced today that it intends to release its Fourth Quarter 2005 earnings after the close of business on Tuesday, February 21, 2006.

A conference  call is scheduled for Wednesday,  February 22, 2006, at 10:00 a.m.
(PST) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 4222374. The call will also be available via a live webcast on the Company's website. A replay of the conference call will be available through March 1, 2006 at 1-800-642-1687, as well as via webcast on the Company's website.

COMPANY INFORMATION
-------------------

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines "flex" space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2005, PSB wholly owned approximately 17.6 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated in California (5.4 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.4 million sq. ft.), Virginia (2.8 million sq. ft.), Maryland (1.2 million sq. ft.), and Arizona (0.7 million sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's website is www.psbusinessparks.com.



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